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Exhibit 10.54

THIRD AMENDMENT TO REVOLVING CREDIT AND
TERM LOAN AGREEMENT

        This Third Amendment to Revolving Credit and Term Loan Agreement (the "Amendment") is made as of the 19th day of February, 2003 by and among

  MFIC Corporation (the "Borrower"), a Delaware corporation with its principal executive offices at 30 Ossipee Road, Newton, Massachusetts 02464; and

  PNC Bank, National Association, a national banking association (the "Lender") with a place of business at 70 East 55th Street, 14th Floor, New York, New York 10022;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

        WHEREAS, the Borrower and National Bank of Canada ("NBC") entered into a certain Revolving Credit and Term Loan Agreement dated as of February 28, 2000 (as amended in effect, the "Loan Agreement"); and

        WHEREAS, NBC has assigned all of its right, title and interest in and to the Loan Agreement and the documents, instruments and agreements executed and delivered in connection therewith to the Lender; and

        WHEREAS, the Borrower has requested that the Lender modify and amend certain provisions of the Loan Agreement; and

        WHEREAS, the Lender has agreed to modify and amend certain provisions of the Loan Agreement on the terms and conditions set forth herein.

        NOW, THEREFORE, it is hereby agreed as follows:

  1.
  Definitions.

  (a)
  All capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the Loan Agreement.

  (b)
  Section 1 of the Loan Agreement is hereby amended by either amending or inserting the following definition therein:

      "Maturity Date". February 28, 2004 or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

      "Monthly Monitoring Fee". The fee payable to Lender for monthly monitoring of the Loans as provided for in subsection (c) of Section 6.9 Inspection of Properties and Books.

  2
  Subsection (a) of Section 3.2 Funds for Payments is deemed amended to delete the address "One Federal Street, Boston, Massachusetts 02110" and substitute therefor "Two Tower Center, East Brunswick, New Jersey 08816, Attention: PNC Business Credit."

  3.
  Section 6.9 Inspection of Properties and Books is deemed amended as follows:

  (i)
  Subsection (b) is amended to delete the references to "$550.00 per day" and "$15,000 in any calendar year" and substitute therefor "$750.00 per day" and "$25,000 in any calendar year" respectively.

  (ii)
  A new subsection (c) is deemed added to provide that in addition to the examinations described in (b) above, Lender shall continue to monitor the Loans on a monthly basis for which it shall be paid Monthly Monitoring Fee, in the amount of $1,000,00 per month until increased or decreased, such payment to commence to be due and payable commencing in the first full month following the date of this Amendment.

  4.
  Subsection (g) of Section 7.1 Restrictions on Indebtedness is deemed amended to delete the figure "$200,000.00" and substitute therefor "$250,000.00."

  5.
  Section 8.1 Consolidated Tangible Net Worth is deemed amended to add to the existing grid the following:

12/31/03 and thereafter	The required Consolidated Tangible Net Worth for the Previous quarter plus the Applicable Profit Margin plus Subordinated Debt

        The Borrower and Lender acknowledge and agree that the foregoing covenant shall be calculated exclusive of the Impairment Charge for the fiscal quarter in which the Borrower recognized the Impairment Charge.

  6.
  Section 8.3 Consolidated Pre-Tax Income is deemed amended to add to the existing grid the following:

12/31/03	$500,000

        The Borrower and Lender acknowledge and agree that the foregoing covenant shall be calculated exclusive of the Impairment Charge for the fiscal quarter in which the Borrower recognized the Impairment Charge.

  7.
  Section 8.4 Minimum Debt Service is deemed amended to add to the existing grid the following:

12/31/02 and thereafter, quarterly	1.5:1.0

        The Borrower and Lender acknowledge and agree that the foregoing covenant shall be calculated exclusive of the Impairment Charge for the fiscal quarter in which the Borrower recognized the Impairment Charge.

  8.
  Section 9.1 No Material Adverse Change is deemed amended to delete the reference to the years "1999" and "1998" and substitute therefor the years "2002" and "2001" respectively.

  9.
  Subsection (b) of Section 17 Notices, Etc. is deemed to delete the reference to "One Federal Street, Boston, Massachusetts 02210, Attention: Mr. A. Keith Boyles, Vice President and Manager (Telecopier: 617-350-7677)" and substitute therefor "55 East 70th Street, New York, N.Y. 10022, Attention: T.C. Wilde, Assistant Vice President (Telecopier: 646-487-0324)."

  10.
  Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

  (a)
  This Amendment shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

  (b)
  All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender. The Lender shall have received from the Borrower true copies of the resolutions adopted by its board of directors authorizing the transactions described herein, certified by the Borrower's secretary to be true and complete.

  (c)
  The Borrower shall have paid an amendment fee to the Lender in the amount of Ten Thousand Three Hundred Eighty Four and 35/100 Dollars ($10,384.35).

    (d)
    The Borrower shall have paid to the Lender all fees and expenses then due and owing pursuant to the Agreement, including, without limitation, the Lenders' attorneys' fees and expenses.

    (e)
    No Default or Event of Default shall have occurred and be continuing.

    (f)
    The Borrower shall have provided such additional instruments and documents to the Lender as the Lender and the Lender's counsel may have reasonably requested.

  11.
  Ratification of Loan Documents. Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and acknowledges and agrees that the Liabilities, are and continue to be secured by the Collateral. The Borrower further acknowledges and agrees that Borrower does not have any offsets, defenses, or counterclaims against the Lender thereunder, and to the extent that any such offsets, defenses, or counterclaims may exist, the Borrower hereby waives and releases the Lender therefrom.

  12.
  Miscellaneous.

  (a)
  This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute on instrument.

  (b)
  This Amendment expresses the entire understanding of the parties with respect to the transactions comtemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Amendment as a sealed instrument as of the date first above written.

MFIC CORPORATION
By:	/s/ IRIWIN J. GRUVERMAN Iriwin J. Gruverman CEO
PNC BANK, NATIONAL ASSOCIATION
By:	/s/ TARA-CLARK WILDE Tara-Clark Wilde AVP

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  Exhibit 10.54
THIRD AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT